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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported) January 29, 2002


DA Consulting Group, Inc.
(Exact name of registrant as specified in its chapter)


Texas                               00-24055              76-0418488
(State or other jurisdiction        (Commission           (IRS Employer
of incorporation                    File Number)          Identification No.)


5847 San Felipe, Suite 1100                        77057
(Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code 713 361 3000


N/A
(Former name or former address, if changed since last report)


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Item 4. Changes in registrant's Certifying Accountant

 On January 29, 2002, DA Consulting Group, Inc. ("DACG") dismissed PricewaterhouseCoopers LLP as its independent accountants. The Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

The reports by PricewaterhouseCoopers LLP on the financial statements of DACG for the most recent two years audited, December 31, 1999 and 2000, did not include a adverse opinion, disclaimer or qualification as to uncertainty, audit scope or accounting principle.

In connection with the audits of December 31, 1999 and 2000 and through January 29, 2002 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement if not resolved would have caused them to make reference in their reports on the DACG financial statements for the periods audited.

DACG has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 4, 2002 is filed as an Exhibit to this form 8-K.

Replacement accountants will be reported on a subsequent report.

Exhibit #16 Letter from PricewaterhouseCoopers LLP dated February 4, 2002, to the Securities and Exchange Commission pursuant to Item 304 (a) (3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2002           DA Consulting Group, Inc.
                                      (Registrant)

                                 /s/ Virgina L. Pierpont
                                 -----------------------
                                  Virginia L. Pierpont
                                   CEO and President